Exhibit 99.1

For Immediate Release	For Further Information:
Steven R. Lewis, President & CEO
Paul S. Musgrove, CFO
(330) 373-1221
First Place Financial Corp. Announces Definitive Agreement to Acquire HBLS Bank
WARREN and HICKSVILLE, Ohio, September 6, 2007 / First Place Financial Corp. (NASDAQ: FPFC), the holding company for First Place Bank headquartered in Warren, OH, and Hicksville Building, Loan and Savings Bank doing business as “HBLS Bank”, headquartered in Hicksville, Ohio, today announced that they have reached a definitive agreement for First Place to acquire HBLS Bank. Under the terms of the agreement, First Place will acquire, upon the conversion of HBLS Bank from an Ohio-chartered mutual savings bank to a federally chartered stock savings association, all of the capital stock of HBLS Bank pursuant to a Voluntary Supervisory Conversion under the U.S. Office of Thrift Supervision rules and regulations. The transaction is subject to regulatory approval, satisfaction of customary closing conditions and is expected to close during the fourth quarter of 2007. The Board of Directors of HBLS Bank has unanimously adopted and approved the plan of Voluntary Supervisory Conversion and the definitive agreement between First Place and HBLS Bank.
Upon completion of the Voluntary Supervisory Conversion and acquisition of HBLS Bank, the HBLS Bank operations will be integrated into the First Place Bank operations, and the HBLS Bank will continue to operate in Hicksville, Ohio after completion of the acquisition.
The combined financial institution would rank as the 33rd largest publicly-traded savings institution in the United States with $3.3 billion in assets, market capitalization of approximately $300 million, and a 42 retail branch, 2 business financial service center and 18 loan production office footprint. The transaction continues to expand First Place’s retail franchise across the northern corridor of Ohio and Southeastern Michigan.
“Our partnership with HBLS Bank is an opportunity to recapitalize and revitalize the Hicksville banking franchise. The problem assets that HBLS Bank had experienced in the Indiana market were sold by HBLS Bank prior to this transaction. We are excited to be able to provide the Hicksville community an expanded platform of products and services that will be delivered by the same friendly staff to which the community is accustomed,” cited Steven R. Lewis, President and Chief Executive Officer of First Place. “HBLS Bank was founded in 1890, as a community bank, and we have every intention to build upon the trust the community has placed in the bank. The Hicksville market area has a very stable population base. The deposits in the community have shown good growth over the past five years, growing at over 6% per year. Our assessment of the demand for banking products is very encouraging especially in view of the expanded product lines that will soon be available to HBLS Bank’s customers. We believe our focus as a community oriented bank parallels HBLS Bank’s reputation as such. We plan to maintain and enhance that image to the communities and customers that HBLS Bank serves.”

HBLS Bank President and Chief Executive Officer, Jamie Shinabarger, said, “In considering strategic alternatives, our board of directors placed a great deal of value on the First Place culture and successful track record. It is one that shares the expanded vision that HBLS Bank’s board has maintained for our franchise for some time. The extent of First Place’s product offerings will allow us to expand important services and products that will be very attractive to business and retail customers alike. We believe they truly embrace community banking and will be dedicated to satisfying our customers.”
Keefe, Bruyette & Woods, Inc. served as financial advisor to HBLS Bank. Luse Gorman Pomerenk & Schick LLP served as legal advisor to HBLS Bank and Patton Boggs LLP served as legal advisor to First Place.
About First Place Financial Corp.
First Place Financial Corp., a $3.2 billion financial services holding company is based in Warren, Ohio. First Place Financial Corp. operates 41 retail locations, 2 business financial service centers and 18 loan production offices through the First Place Bank, and Franklin Bank divisions of First Place Bank. Additional affiliates include First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks Agency, LLC and APB Financial Group, Ltd., an employee benefit consulting firm and specialists in wealth management services for businesses and consumers. Information about First Place Financial Corp. may be found on the Company’s web site: http://www.firstplacebank.com.
About HBLS Bank
Hicksville Building Loan and Savings Bank, doing business as HBLS Bank is a state chartered mutual savings bank headquartered in Hicksville, Ohio. HBLS Bank with assets of $54 million specializes in serving customers throughout the city of Hicksville, Defiance County and adjacent counties. HBLS Bank’s website can be accessed at http://www.hblsbank.com.
Forward-Looking Statements
This press release contains forward-looking statements. When used in this press release, or future press releases or other public or shareholder communications, in filings by First Place Financial Corp. with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause First Place’s actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas First Place conducts business, which could materially impact credit quality trends, changes in laws, regulations or policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas First Place conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. First Place wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. First Place undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
The following factors, among others, could also cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of First Place and HBLS Bank may not be combined successfully, or such combination may take longer to accomplish than expected; (2) operating costs, customer loss and business disruption following the

Voluntary Supervisory Conversion and acquisition of HBLS Bank, including adverse effects on relationships with employees, may be greater than expected; (3) governmental approvals of the acquisition by Voluntary Supervisory Conversion may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the acquisition of HBLS Bank; (4) adverse governmental or regulatory policies may be enacted; (5) the risks associated with continued diversification of assets and adverse changes to credit quality; (6) difficulties associated with achieving expected future financial results; (7) competition from other financial services companies in First Place’s and HBLS Bank’s markets. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in First Place’s reports (such as Annual Reports on form 10-K, Quarterly Reports on form 10-Q and Current reports on form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s internet site (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Place or HBLS Bank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.